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                                                                    EXHIBIT 1.15

                           STOCK PURCHASE AGREEMENT

    This stock purchase agreement ("Agreement") is made effective July 10, 2000 by and between Accesspoint Corporation, a Nevada corporation ("Accesspoint") and the purchaser(s) signatory hereto pursuant to the Signature Page and Questionnaire ("Private Purchaser"). Accesspoint has received an offer to purchase certain shares of common voting stock ("Shares") of Accesspoint by Private Purchaser, and Accesspoint and Private Purchaser agree as set forth herein and represent to each other with regard thereto as follows:

1. Accesspoint is a duly organized Nevada corporation. The Articles of Incorporation of Accesspoint were filed on June 16, 1997. Accesspoint is authorized by its Articles of Incorporation to issue up to 25,000,000 shares of common voting stock.

2. Neither Accesspoint nor any of its officers, directors, employees, agents or representatives have made any representation or statement of opinion regarding the value of Accesspoint or the Shares, Private Purchaser is purchasing the Shares purely on a speculative basis and confirms that Private Purchaser has been given no reason to believe that Private Purchaser will receive any return on the purchase of Shares.

3. Private Purchaser has offered to purchase the number of Shares at a price per share set forth on the Signature Page and Questionnaire which is attached hereto, incorporated herein, and made a part hereof, for a total purchase price as set forth on the Signature Page and Questionnaire. The purchase price shall be payable in cash or cash equivalent representing immediately available funds to the satisfaction of Accesspoint. Private Purchaser shall pay the purchase price prior to the issuance of the Shares. The Shares may be sold from authorized but unissued shares of Accesspoint, treasury shares held by Accesspoint, or shares held by a third party for the benefit of Accesspoint.

4. Private Purchaser understands that Private Purchaser must bear the economic risk of the investment for an indefinite period of time because the Shares will be restricted and no public market will exist for the Shares. Private Purchaser understands the speculative nature of investment in Accesspoint and that Private Purchaser could lose Private Purchaser's entire purchase price payment.

5. Private Purchaser represents that it has been called to Private Purchaser's attention that Private Purchaser's proposed investment in Accesspoint involves a high degree of risk which may result in the loss of the total amount of that investment.

6. Private Purchaser acknowledges that Accesspoint has made available to Private Purchaser or Private Purchaser's personal advisors the opportunity to obtain any and all information required to evaluate the merits and risks of purchase of the shares, The Accesspoint has, prior to the sale of the Shares, accorded Private Purchaser and Private Purchaser's representative, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the proposed purchase and to obtain any additional information necessary to evaluate the merits and risks of the purchase.

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7.  Private Purchaser and (if applicable) Private Purchaser's personal advisors and representatives have had an opportunity to ask questions of and receive satisfactory answers from Accesspoint, or any person or persons acting on Accesspoint's behalf, concerning the terms and conditions of Private Purchaser's proposed investment in Accesspoint, and all such questions have been answered to the complete satisfaction of Private Purchaser.

8. Private Purchaser acknowledges that a subsidiary of Accesspoint, Processing Source International, Inc. ("PSI"), and certain officers of PSI, are subject to a stipulated judgment and permanent injunction in an action captioned Cardservice International, Inc. v. Michael Ermi, Albett Urcuyo, and Processing Source International, et al., filed as case number BC205489 in Superior Court, Los Angeles County, California.

9. Private Purchaser represents that all of the information provided by Private Purchaser or Private Purchaser's representatives to Accesspoint is true, correct, accurate and current and that Private Purchaser is not subject to backup withholding. Private Purchaser specifically represents that all of the information provided on the Signature Page and Questionnaire is true, correct, accurate and current.

10. The personal, business and financial information of Private Purchaser which may have been provided to Accesspoint, if any, and in any form, is complete and accurate, and presents a true statement of Private Purchaser's financial condition.

11. Private Purchaser has adequate means of providing for Private Purchaser's current needs and possible personal contingencies, and Private Purchaser has no need in the foreseeable future to sell the Shares for which Private Purchaser hereby subscribes. Private Purchaser is able to bear the economic risks of Private Purchaser's purchase of Shares and, consequently, without limiting the generality of the foregoing, Private Purchaser is able to hold Private Purchaser's Shares for an indefinite period of time, and Private Purchaser has a sufficient net worth to sustain a loss of Private Purchaser's entire investment in Accesspoint in the event such loss should occur.

12. If Private Purchaser is an individual, Private Purchaser is 18 years of age or older.

13. Private Purchaser understands that the Shares will not be transferable except under limited circumstances.

14. Private Purchaser is acquiring the Shares for Private Purchaser's own account for investment with no present intention of dividing Private Purchaser's interest with others or of reselling or otherwise disposing of all or any portion of the same. Private Purchaser shall not engage in a distribution of the Shares.

15. Private Purchaser has such knowledge and experience in financial and business matters that Private Purchaser is capable of evaluating the merits and risks of an investment in Accesspoint or (if applicable) Private Purchaser and Private Purchaser's Representative, together, have such knowledge and experience in financial and business matters that Private Purchaser and Private Purchaser's Private Purchaser Representative are capable of evaluating the merits and risks of the Prospective investment in Accesspoint.

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16.  The Shares will be acquired for Private Purchaser's own account for investment in a manner which would not require registration pursuant to the provisions of the Act, as amended, and Private Purchaser does not now have any reason to anticipate any change in Private Purchaser's circumstances or other particular occasion or event which would cause Private Purchaser to sell or otherwise dispose of the Shares.

17. Private Purchaser understands that the Commissioner of Corporations for the State of California or any other state ("Commissioner") has not or will not recommend or endorse a purchase of the Shares.

18. Private Purchaser hereby represents and warrants that Private Purchaser's total purchase of Shares shall not exceed 10% of Private Purchaser's net worth (exclusive of principal residence, mortgage thereon, home furnishings and automobiles).

19. Private Purchaser: (i) has a pre-existing personal or business relationship with Accesspoint, its officers, directors or its Affiliates or representatives,

and (ii) meets those certain standards involving Private Purchaser's minimum net
---
worth and annual income as established by the California Commissioner of Corporations relating to Private Purchaser's income and net worth, or is an Accredited Investor as defined in rule 501 (a) of Regulation D as promulgated by the Securities and Exchange Commission. The foregoing income and net worth is considered to be indicative of Private Purchaser's ability to be sophisticated regarding the proposed purchase of shares.

20. Private Purchaser is not a member of the NASD or other self-regulatory agency which would require prior approval of a purchase of the shares.

21. Private Purchaser acknowledges that Private Purchaser understands the meaning and legal consequences of the representations, warranties, and covenants set forth herein, and that Accesspoint has relied on such representations, warranties and covenants.

22. Private Purchaser acknowledges and understands that the Shares will be subject to transfer and sale restrictions imposed pursuant to SEC Rule 144 of the Rules promulgated under the Securities Act of 1933 ("Act") and the regulations promulgated thereunder. Private Purchaser shall comply with Rule 144 and with all policies and procedures established by Accesspoint with regard to Rule 144 matters. Private Purchaser acknowledged that Accesspoint or its attorneys or transfer agent may require a restrictive legend on the certificate or certificates representing the Shares pursuant to the restrictions on transfer of the Shares imposed by Rule 144.

23. Notwithstanding anything in this Agreement to the contrary, the undersigned Acknowledges that: (i) the Shares are subject to restrictions on transfer or sale imposed pursuant to Rule 144; (ii) the Shares are being purchased in a private transaction which is not part of a distribution of the Shares; (iii) the undersigned intends to hold the Shares for the account of the undersigned and does not intend to sell the shares as a part of a distribution or otherwise; and
(iv) neither the undersigned nor the seller of the Shares is an underwriter for purposes of Rule 144. A legend regarding Rule 144 restrictions may be placed upon the certificate evidencing ownership of the Shares.

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24.  Private Purchaser acknowledges that Private Purchaser is aware that there are substantial restrictions on the transferability of the Shares. Because the Shares will not, and Private Purchaser has no right to require that the Shares, be registered pursuant to the provisions of the Act or otherwise, Private Purchaser agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Shares unless such sale is exempt from such registration pursuant to the provisions of the Act. Private Purchaser further acknowledges that Accesspoint has no obligation to assist Private Purchaser in obtaining any exemption from any registration requirements Imposed by applicable law. Private Purchaser also acknowledges that Private Purchaser shall be responsible for compliance with all conditions on transfer imposed by the Commissioner for any expenses incurred by Accesspoint for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

25. Private Purchaser understands and agrees that the following restrictions and limitations are applicable to Private Purchaser's purchase and any sale, transfer, assignment, pledge, hypothecation or other disposition of Shares pursuant to Section 4(2) of the Act and Regulation D promulgated pursuant thereto:

     25.1. Private Purchaser agrees that notwithstanding any other restrictions placed on the sale or transfer of the Shares pursuant to this Agreement, Rule 144, or otherwise, the Shares shall not be sold, pledged, hypothecated or otherwise disposed of unless the Shares are registered pursuant to the Act and applicable state securities laws or are exempt therefrom; and

     25.2. A legend in substantially the following form may be placed on any certificate(s) or other documents evidencing the Shares:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 AS AMENDED ("ACT"), AND HAVE BEEN OFFEREDAND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN SECTIONS 4(1) OR 4(2) OF THE ACT AND UPON RULE 504 OF REGULATION D PROMULGATED PURSUANT THERETO. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO ACCESSPOINT OF AN OPINION OF COUNSEL SATISFACTORY TO ACCESSPOINT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO ACCESSPOINT OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO ACCESSPOINT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

26. Private Purchaser may not cancel, terminate, or revoke this Agreement, or any agreement of Private Purchaser made hereunder, and this Agreement shall survive the death, dissolution, or

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disability of Private Purchaser and shall be binding upon the heirs, executors, administrators, successors and assigns of Private Purchaser.

27. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

28. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California without giving effect to the conflicts of laws provisions. Private Purchaser hereby agrees that any suit, action or proceeding with respect to this Agreement, any amendments or any replacements hereof, and any transactions relating hereto shall be brought in the state courts of, or the federal courts in, the State of California, and Private Purchaser hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding, and Private Purchaser agrees that service of process on Private Purchaser in such suit, action or proceeding may be made In accordance with the notice provisions of this Agreement, In any such action, venue shall lie exclusively in Orange County, California. Private Purchaser hereby waives, and agrees not to assert against Accesspoint, or any successor assignee thereof, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, (i) any claim that Private Purchaser is not personally subject to the jurisdiction of the above-named courts or that property is exempt or immune from set-off, execution or attachment either prior to judgment or in execution thereof, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Agreement or any amendments or any replacements hereof may not be enforced in, or by such courts.

     THE SHARES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY.

     PRIVATE PURCHASERS MAY BE REQUIRED TO HOLD THE SHARES INDEFINITELY UNLESS SUCH SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACTOF 1933 ("ACT") OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. NO SHARES MAY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS ACCESSPOINT AND ITS LEGAL COUNSEL HAVE RECEIVED EVIDENCE SATISFACTORY TO BOTH THAT SUCH TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING QUALIFICATION OR REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS AND IS IN COMPLIANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, Private Purchaser has provided the foregoing warranties and undertaken the foregoing obligations and the parties have executed this Agreement effective as of the date first set forth above.

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                              ACCESSPOINT

                              Accesspoint Corporation,
                              a Nevada corporation


                              By: /s/ Tom M. Djokovich
                              ------------------------------------------------
                              Tom M. Djokovich,
                              Chief Executive Officer

                              Private Purchaser
                              [See Signature Page and Questionnaire]

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         SIGNATURE PAGE AND QUESTIONNAIRE TO STOCK PURCHASE AGREEMENT
      EFFECTIVE JULY 10, 2000, AND MADE EFFECTIVE FOR VALUATION PURPOSES
                                JUNE 21, 2000,
                         AMONG ACCESSPOINT CORPORATION
                   AND THE PRIVATE PURCHASER(S) NAMED BELOW

     If applicable, the undersigned further represents and warrants as indicated below by the undersigned's initials:

I.   ACCREDITED INVESTOR STATUS

     A.   Individual investors:  (Initial one or more of the following three
          ---------------------
          statements)

          1. ____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than US$200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of US$200,000 for the current year.

          2. ____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of US$300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

          3. ____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of US$1,000,000.

     B.   Partnerships, corporations, trusts or other entities:
          ----------------------------------------------------
          (Initial one of the following statements)

          1. The undersigned hereby certifies that it is an accredited investor because it is:

________       a.   an employee benefit plan whose total assets exceed
                    US$5,000,000;

________       b.   an employee benefit plan whose investment decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section
                    3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Acts of 1940;

________       c.   a self-directed employee benefit plan, including an
                    Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

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________       d.   an organization described in Section 501(c)(3) of the
                    Internal Revenue Code of 1986, as amended (the "IRC"), not formed for the specific purpose of acquiring the Shares with total assets in excess of US$5,000,000;

________       e.   any corporation, partnership or Massachusetts or similar
                    business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

________       f.   a trust with total assets in excess of US$5,000,000, not
                    formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

________  2.   The undersigned hereby certifies that it is an accredited
               investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items A(1), (2) or (3) or item B(1) above.

          4.   Indemnification.  The undersigned agrees, to the fullest extent
               ---------------
permitted pursuant to law, to indemnify, defend, and hold harmless Accesspoint Corporation and its and their agents, representatives and employees from and against all liability, damage, loss, cost and expense (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of the Stock Purchase Agreement or this Signatory Page and Questionnaire, or by reason of any inaccuracy or omission in the information furnished by the undersigned herein or any breach of the representations and warranties made by the undersigned herein or in connection with the stock purchase contemplated hereby, or in any document provided by the undersigned, directly or indirectly, to Accesspoint Corporation.

          5.   Lock-Up. Notwithstanding anything in this Agreement to the
               -------
contrary, the undersigned shall not, directly or indirectly, offer or sell any of the Shares until the expiration of six (6) months after the purchase of the Shares. A legend to this effect shall be placed upon the certificate evidencing ownership of the Shares.

          6.   Rule 144. Notwithstanding anything in this Agreement to the
               --------
contrary, the undersigned Acknowledges that: (i) the Shares are subject to restrictions on transfer or sale imposed pursuant to Rule 144 promulgated under the Securities Act of 1933; (ii) the Shares are being purchased in a private transaction which is not part of a distribution of the Shares; (iii) the undersigned intends to hold the Shares for the account of the undersigned and does not intend to sell the shares as a part of a distribution or otherwise; and
(iv) neither the undersigned or the seller of the Shares is an underwriter for purposes of Rule 144. A legend regarding Rule 144 restrictions may be placed upon the certificate evidencing ownership of the Shares.

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          7.   Stock Purchase Agreement.  This Signatory Page and Questionnaire
               ------------------------
is a part of that certain Stock Purchase Agreement by and between the undersigned and Accesspoint Corporation. This Signatory Page and Questionnaire is incorporated by reference into the Stock Purchase Agreement, and the Stock Purchase Agreement is incorporated by reference into this Signatory Page and Questionnaire.

          IN WITNESS WHEREOF, this Securities Purchase Agreement is effective July 10, 2000.



                                                Past consulting services in the
      1,000          X         $3.88         =  amount of $3,880.00 dollars
----------------          ----------------      ---------------------------
Number of Shares           Purchase Price           Total Purchase Price
Being Purchased              Per Share


          If the Investor is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:



By:   /s/ Mark Deo
-------------------------------
MARK DEO, SS# ###-##-####
3020 Oakwood Lane
Torrance, CA  90503

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